UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2013

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10575 Katy Freeway, Suite 300, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 436-1832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2013, Alamo Energy Corp. (“Alamo”) entered into a Mutual Settlement and Release Agreement (the “Settlement Agreement”), with Range Kentucky Holdings LLC (“Range Kentucky”). On or about December 16, 2013, Range Kentucky initiated an action in the Fayette Circuit Court, in the State of Kentucky (the “Litigation”) in which Range Kentucky has asserted certain claims against Alamo, relating to:

•
the Membership Interest Purchase and Sale Agreement dated April 12, 2011 (the “Sale Agreement”), whereby Range Kentucky agreed, among other things, to sell to Alamo the membership interests in three companies: (i) KYTX Oil and Gas, LLC, a Kentucky limited liability company (“KYTX O&G”); (ii) KYTX Pipeline, LLC, a Kentucky limited liability company (“KYTX Pipeline”); and (iii) KYTX Drilling Company, LLC, a Kentucky limited liability company (“KYTX Drilling”; and together with KYTX O&G and KYTX Pipeline, the “KYTX Entities”);

•
the Development Agreement whereby Alamo agreed to develop current and future assets of the KYTX Entities and to develop other oil, gas and pipeline properties acquired by Alamo (the “Development Agreement”);

•
the Additional Shares Agreement whereby Alamo granted Range Kentucky the right to acquire additional shares of Alamo’s common stock under certain terms and conditions and upon the occurrence of certain events, all as set forth therein (the “Additional Shares Agreement”);

•	certain Promissory Notes (the “Notes”) in the aggregate amount of $2,860,000 held by Range Kentucky; and
•
the Second Amended and Restated Security Agreement dated, April 12, 2011, (the “Security Agreement”) pursuant to which Alamo granted a security interest in, among other things, the membership interests in the KYTX Entities.

The Settlement Agreement provides that: (i) Range shall make a one-time cash payment to Alamo of $70,000 and transfer 6,889,353 shares of Alamo common stock to Alamo; (ii) Alamo shall transfer to Range Kentucky all of Alamo’s membership interest in each of the KYTX Entities; (iii) the Additional Shares Agreement and the Development Agreement shall be terminated; (iii) the Notes shall be terminated and Range Kentucky shall release Alamo from any obligations under the Notes; and (iv) Alamo and Range Kentucky granted each other a mutual release from all claims and disputes related to the Litigation.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 23, 2013, Alamo transferred to Range Kentucky all of Alamo’s membership interest in each of the KYTX Entities pursuant to the Settlement Agreement.  Reference is made to Item 1.01, which summarizes the terms of the disposition transaction under the Settlement Agreement, and which is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Mutual Settlement and Release Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: December 23, 2013	By:	/s/ Allan Millmaker
Allan Millmaker Chief Executive Officer